AMENDMENT N0. 12 TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 12 TO FUND PARTICIPATION AGREEMENT (“Amendment.”) is effective as of this 1st day of July, 2013 by and between HARTFORD LIFE INSURANCE COMPANY (“HLIC”) and HARTFORD SECURITIES DISTRIBUTION COMPANY, INC. (“HSD”) (together HLIC and HSD are referred to as the ‘‘Company’’), AMERICAN CENTURY INVESTMENT SERVICES, INC (“AClS”) and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (“ACIM”) (together ACIS and ACIM are referred to as “Distributor”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

WHEREAS, the Company and Distributor are parties to that certain Fund Participation Agreement dated April 7, 1992, as amended (the “Agreement”);

WHEREAS, the parties have agreed to amend the Agreement to make additional Funds available as investment options under the Agreement;  and

WHEREAS, the parties have agreed to revise the reimbursement terms as set forth herein; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

l.              Funds Available.       The first paragraph of the Agreement is hereby deleted in its entirety and the following paragraph shall be inserted in lieu thereof:

“WHEREAS, the Company wishes to make available as investment options under the Contracts, one or more or the classes of shares of the funds identified in Exhibit B attached hereto (the “Funds”), each of which is a series of mutual fund shares registered under the Investment Company Act of l 940, as amended, and issued by a registered investment company (each an “Issuer’’ and collectively, the “Issuers”);  and”

2.             Compensation and Expenses.       Section 8 of the Agreement is hereby deleted in its entirety and replaced with the fol1owing language:

(a)           Certain of the Funds have adopted distribution plans pursuant to which Distributor, on behalf of each such Fund will pay a service fee to dealers in accordance with the provisions of such Funds distribution plans.  The service fee is paid as additional consideration for all personal services, account maintenance service and/or Distribution Services provided by the broker/dealer of record to shareholders of the applicable Fund. The provisions and terms of these Funds’ distribution plans are described in their respective Prospectuses, and the Company hereby agrees that Distributor has made no representations with respect to the distribution plans and such Funds on addition to, or conflicting with the description set forth on their respective Prospectuses. The fee for each class of Shares will be set by Distributor based on the relevant distribution plans.  Any such fee shall be paid only to the broker/dealer of record pursuant to Distributor’s records, whether that broker is the Company or another entity. Only one broker may be designated as the broker/dealer of record on any account.

(b)           The Company acknowledges that Distributor shall not accept any Orders for any broker/dealer of record or other client that has not entered into an agreement with the Distributor. Distributor may, in its sole discretion, reject any and all applications reflecting a broker that does not have such an agreement with Distributor.

(c)           Distributor acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single omnibus account per class per Fund for the Accounts rather than having each Participant as a shareholder. In consideration of performance of the Administrative Services by the Company, Distributor will pay the Company a fee (the “Administrative Services Fee”) attached as Exhibit B under the Agreement.

(d)           For the purposes of computing the payments to the Company contemplated by this Section 8, the average aggregate amount invest by the Company on behalf of the Account in the Funds over any period shall be computed by totaling the Company’ aggregate investment (share net asset value multiplied by total number of Shares held by the Company) on each calendar day during the period and dividing by the total number of calendar days during such period . Distributor will calculate the amount of the payment to be made pursuant to this Section 8 at the end of each calendar quarter and will make such payments to the Company within 30 days thereafter. Payments for the Administrative Services Fees and Distribution Services fees will be paid electronically as per the Distributor’ s Electronic Payment Form, as signed by the Company. You further agree to update such electronic payment information as needed to make the payments

(e)           Other than those payments specifically set forth herein, no dealer concessions or other service or distribution fees shall be paid to the Company.

3.             Exhibit B. EXHIBIT B is hereby deleted in its entirety and is replaced by a new EXHIBIT B attached hereto.

4.             Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the Extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

5.             Counterpart. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

6.             Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHERROF, the undersigned have executed this Amendment as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY

By:	Massachusetts Mutual Life Insurance Company,
Its Administrator

By:	[Redacted]
Name:	[Redacted]
Title:	SVP

HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

By:	/s/ illegible
Name:	Illegible
Title:	Illegible

AMERICAN CENTURY INVESTMENT SERVICES, LLC		AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By:	[Redacted]	By:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	Vice President	Title:	Vice President

EXHIBIT B

APPLICABLE FEES

	Administrative Services Fees	Distribution Fees

Investor Class:

Equity Funds	35 bps	N/A
Fixed Income Funds	25 bps	N/A
Money Market Funds	0 bps	N/ A

A/Advisor Class:

Equity Funds	35 bps	25 bps
Fixed Income Funds	25 bps	25 bps
Money Market Funds	0 bps	N/A

R Class:

Equity Funds	35 bps	50 bps
Fixed Income Funds	25 bps	50 bps

Institutional Class:

Equity Funds	15 bps	N/A
Fixed Income Funds	5 bps	N/A

R6 Class: .’ .• ;

All R6 Class Funds	0 bps	N/A

AMENDMENT NO. 13 TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 13 TO FUND PARTICIPATION AGREEMENT (“Amendment”) is effective as of this 1st day of April, 2017 by and between HARTFORD LIFE INSURANCE COMPANY (“HLIC’’) and HARTFORD SECURITIES DISTRIBUTION COMPANY, INC. (“HSD’’) (together HLIC and HSD are referred to as the “Company”), AMERICAN CENTURY INVESTMENT SERVICES, INC. (“ACIS”) and AMERICAN CENTURY INVESTMENT MANAGEMENT,  INC.  (“ACIM”)  (together AClS and ACIM are referred to as “Distributor”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

WHEREAS, the Company and Distributor are parties to that certain Fund Participation Agreement dated April 7, 1992, as amended (the “Agreement”);

WHEREAS, Massachusetts Mutual Life Insurance Company (“ MassMutual”), the exclusive agent of HLIC pursuant to the terms or that certain Administrative Services Agreement between HLIC and MassMutual, dated January 1, 2013 and entered into in conjunction with that certain Reinsurance Agreement between HLIC and MassMutual of the same date;

WHEREAS, effective April 10, 2017, the name of Institutional Class  shares available under the Agreement, if any, will change to I Class or R5 Class, as provided for in the applicable Fund Prospectus;

WHEREAS, subject to the terms and conditions of the Agreement and applicable eligibility requirements as provided for in a fund’s Prospectus, the Distributor desires to make available I Class and R5 Class shares of certain Funds from time to time;

WHEREAS, in connection with the expansion of the classes of Funds available under the Agreement, the parties agree to revise certain payment terms provided for in the Agreement; and

WHEREAS, the parties to this Amendment now desire to modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.                                    Effective as of April 10, 2017, any references to Institutional Class shares in the Agreement, if any, are hereby replaced with references to I Class shares and/or R5 Class shares, as applicable by Fund. Subject to the terms and conditions of the Agreement and applicable eligibility requirements as provided for in a Fund’s Prospectus, the Distributor will from time to time make available I Class and R5 Class shares of certain Funds.

2.                                     Exhibit B. Exhibit B to the Agreement is hereby deleted in its entirety and replaced with the Exhibit B attached hereto.

3.                                    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shal1 be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

4.                                     Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

5.                                    Counterparts. This Amendment may be  executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY

By:	Massachusetts Mutual Life Insurance Company, Its Administrator

By:	[Redacted]
Name:	[Redacted]
Title:	Senior Vice President

HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

By:	[Redacted]
Name:	[Redacted]
Title:	VP

AMERICAN CENTURY		AMERICAN CENTURY INVESTMENT
INVESTMENT SERVICES, LLC		MANAGEMENT, INC.

By:	[Redacted]	By:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	Vice President	Title:	Vice President

EXHIBIT B

APPLICABLE

FEES

Distributor will pay Fees on accounts where the Company’s assigned TPA#7004355 for Massachusetts Mutual Life Insurance Company is listed on the accounts at Distributor, and will pay Distribution fees where Company’s assigned Dealer# 4501 for Hartford Securities Distribution Company, Inc. is listed as the dealer.

	Administrative Services Fees	Distribution Fees

Investor Class:

Equity Funds	35 bps	N/A
Fixed Income Funds	25 bps	N/A
Money Market Funds	0 bps	N/A

A/Advisor Class:

Equity Funds	35 bps	25 bps
Fixed Income Funds	25 bps	25 bps
Money Market Funds	0 bps	N/A

R Class:

Equity Funds	35 bps	50 bps
Fixed Income Funds	25 bps	50 bps
Money Market Funds	0 bps	N/A

I Class/R5 Class:

Equity Funds	15 bps	N/A
Fixed Income Funds	5 bps	N/A

R6 Class:

All approved R Class Funds	0 bps	N/A